ELECTION BALLOT

2014 Producing Well Election Ballot - COWLEY COUNTY, KANSAS

The undersigned hereby makes the following election:

✓ **ELECT TO PARTICPATE** in AFE # Cowley 2 – Drilling and Completion of 1 Producing Well in Cowley County, Kansas (on a lease to be determined by Toto tentatively scheduled for March 2014)

___ **DO NOT ELECT TO PARTICIPATE** in AFE # Cowley 2 – Drilling and Completion of 1 Producing Well in Cowley County, KS (on a lease to be determined by Toto tentatively scheduled for March 2014)

Signature indicates that Tiger Oil + Energy Inc will participate in the above outlined AFE.

By: [signature]

Print Name: Ken Liebscher

Company: Tiger Oil + Energy Inc

Title: President

Tax Identification Number: 27-3788053

Date: Dec 9/13

Gross Working Interest: 30%

Please complete this form as soon as possible and fax a copy to 713-623-2207 or scan and email a copy to toddb@totoenergyllc.com:

Toto Energy LLC
25815 Oak Ridge Drive
Spring, Texas 77380
Phone: 713-623-2183
Fax: 713-623-2207
E Mail: toddb@totoenergyllc.com

If you have any questions please call Todd Blackford at 713-623-2183 (office) or 713-304-2369 (cell)